Exhibit 99.1

NEWS RELEASE

Contact: Ms. Bobbi J. Roberts Vice President, Investor Relations 804.967.7879 Ms. Meagan L. Green Investor Relations Analyst 804.935.5281 InvestorRelations@saxonmtg.com

For Immediate Release

Saxon Capital, Inc. Shareholders Approve Acquisition by Morgan Stanley Mortgage Capital Inc.

GLEN ALLEN, VA. (October 31, 2006) - Saxon Capital, Inc. (“Saxon” or the “Company”) (NYSE: SAX), a residential mortgage lending and servicing real estate investment trust (REIT), announced today that the Company’s shareholders approved the merger, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 8, 2006, by and among Morgan Stanley Mortgage Capital Inc. (“MS Mortgage”), Angle Merger Subsidiary Corporation, a direct wholly-owned subsidiary of MS Mortgage, and the Company, of Angle Merger Sub Corporation with and into the Company, with the Company becoming a wholly-owned subsidiary of MS Mortgage. The merger and other transactions contemplated by the Merger Agreement, including an amendment to the Company’s corporate charter as part of the merger, were approved by approximately 72% of the Company’s outstanding shares of common stock.

The Company has made substantial progress toward satisfaction of the closing conditions contained in the Merger Agreement, and the merger is expected to close in December 2006. Upon closing, the Company’s common stock will no longer be publicly traded. Under the terms of the Merger Agreement, shareholders will receive $14.10 in cash, less applicable withholding taxes, for each share of common stock owned at the effective date of the merger.

About Saxon
Saxon is a residential mortgage lender and servicer that manages a portfolio of mortgage assets. Saxon purchases, securitizes, and services real property secured mortgages and elects to be treated as a real estate investment trust (REIT) for federal tax purposes. The Company is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s mortgage loan production subsidiary, Saxon Mortgage, Inc., originates and purchases mortgage loans through indirect and direct lending channels using a network of brokers, correspondents, and its retail lending centers. As of June 30, 2006, Saxon’s servicing subsidiary, Saxon Mortgage Services, Inc., serviced a mortgage loan portfolio of $26.4 billion. For more information, visit www.saxonmortgage.com.

Information Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements about the expected effects, timing and completion of the proposed transaction and all other statements in this release, other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from what is expected. While we believe that our assumptions and expectations are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect actual results. In particular, we may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our shareholders, regulatory approvals or to satisfy other customary closing conditions. The factors described in this paragraph and other factors that may affect our business or future financial results generally are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2005, a copy of which may be obtained from us without charge. You should not place undue reliance on our forward-looking statements, which speak only as of the date of this press release. Unless legally required, we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or otherwise.